EXHIBIT (l)
                           Letter of Investment Intent

                         SIT INVESTMENT ASSOCIATES, INC.

                           LETTER OF INVESTMENT INTENT

                                   Purchase of
                   Class S Shares of Sit Dividend Growth Fund
               (Series G Common Shares of Sit Mutual Funds, Inc.)


Sit Investment Associates, Inc. ("SIA") intends to purchase $10,000 dollars of Class S Shares of Sit Dividend Growth Fund (Series G of Sit Mutual Funds, Inc.) on March 31, 2006 at the price next determined by the Fund pursuant to the procedures stated in the current prospectus dated November 1, 2005. SIA will hold said shares for investment purposes.


                                                SIT INVESTMENT ASSOCIATES, INC.

                                                By:   /s/ Eugene C. Sit
                                                      -------------------------

                                                Its:  Chairman
                                                      -------------------------


                                                DATED: January 25, 2006






















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